EMPLOYMENT AGREEMENT
                               (John J. Pomerantz)


         AGREEMENT,  dated as of  December  31,  2000,  between  The  Leslie Fay
Company, Inc., a Delaware corporation, with its principal office at 1412 Broadway, New York, New York (the "Corporation"), and John J. Pomerantz, residing at Hidden Spring Farm, 19 Winfield Avenue, Harrison, New York 10528 (the "Executive").

RECITALS

         A. The Executive has served as the Chairman of the Corporation since June 2, 1997 and Chief Executive Officer of the Corporation from June 2, 1997 to May 19, 2000, and prior thereto as Chairman and Chief Executive Officer of The Leslie Fay Companies, Inc., predecessor-in-interest to the Corporation ("Old Leslie Fay").

         B. The Corporation and the Executive are parties to an Employment Agreement dated as of January 4, 1998, as amended on January 1999 (the "Prior Employment Agreement").

         C. The Corporation and the Executive desire to terminate the Prior Employment Agreement.

         D. The Corporation desires to secure the continued services of the Executive, and the Executive desires to continue to furnish services to the Corporation, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties hereto hereby agree as follows:

         1. Definitions. Unless otherwise defined herein, the following terms shall have the respective meanings specified below and be equally applicable to the singular and plural of terms defined:

            (a) "AAA" shall mean the American Arbitration Association.

            (b) "Arbitrator" shall have the meaning set forth in Section 29 hereof.

            (c) "Base Salary" shall have the meaning set forth in Section 5 hereof.

            (d) "Board" shall mean the Board of Directors of the Corporation.

            (e) "Bonus" shall mean, for any Fiscal Year during the Term, the Executive's allocable portion of the Cash Bonus Pool for such year, determined in accordance with Section 6 hereof.

            (f) "Cash Bonus Pool" shall have the meaning set forth in Section 6 hereof.

            (g) "Cause" shall mean (i) conviction of the Executive in respect of a felony, (ii) perpetration by the Executive of (x) an illegal act which causes significant economic injury to the Corporation or (y) a common law fraud against the Corporation, or (iii) willful violation by the Executive (a "Material Insubordination") of a specific written direction from the Board concerning one or more matters of a material nature for the Corporation or its business or operations (following a warning in writing in respect thereto from the Board).

            (h) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (i) "Compensation Committee" shall mean the compensation committee of the Board, all of whose members are "outside directors" within the meaning of
Section 162(m) of the Code.

            (j) "Corporation Senior Managers" shall mean the Chairman of the Board, the President, the Senior Vice President--Manufacturing and Sourcing, the Senior Vice President--Administration and Finance (Chief Financial Officer) and up to one other executive officer of the Corporation as determined by the Compensation Committee in consultation with the Chief Executive Officer.

            (k) "Disabled" shall mean, with respect to the Executive, being physically or mentally disabled, whether totally or partially, so that he has been substantially unable to perform his services hereunder for a consecutive period of more than six (6) months or for shorter periods aggregating six months during any twelve-month period.

            (l) "Dispute" shall have the meaning set forth in Section 29 hereof.

            (m) "EBITAB" shall mean for any Fiscal Year of the Corporation, the consolidated earnings before interest, income taxes, amortization of the good will of the Corporation and its consolidated subsidiaries, non-cash charges for stock based compensation, and bonuses for Corporation Senior Managers, as determined pursuant to generally accepted accounting principles in effect in the United States of America from time to time.

            (n) "Effective Date" shall mean December 31, 2000.

            (o) "Fiscal Year" shall mean the fifty-two or fifty-three week period ending on the Saturday closest to December 31 in any year.

            (p) "FAA" shall have the meaning set forth in Section 29 hereof.

            (q) "Good Reason" shall mean the continuation of any of the following events for more than ten (10) days after the Corporation's receipt from the Executive of written notice thereof:

                 (i) the Executive shall fail to be reelected as a Director of the Corporation and as Chairman of the Board and Chairman of the Executive Committee of the Board (if any) or shall be removed from any such positions at any time during the Term (other than for Cause);

                 (ii) the Executive  shall fail to be vested with the powers and authority of Chairman of the Board of the Corporation as described in Section 4(a) hereof, or the powers and authority of such position or his responsibilities with respect thereto shall be diminished in any material respect;

                 (iii) the Executive shall have assigned to him without his express written consent any duties, functions, authority or responsibilities that are inconsistent with the Executive's positions described in Section 4 hereof;

                 (iv) the Executive's principal place of employment is changed to a location more than twenty-five (25) miles from the prior location without the Executive's prior written consent;

                 (v) any material failure by the Corporation to fulfill any of its obligations under this Agreement (other than pursuant to Section 4(b)), including, without limitation, the failure to make any material payment required to be made by the Corporation pursuant to Sections 5, 6 and 7 hereof within five
(5) business days after the date such payment is required to be made;

                 (vi) any purported termination by the Corporation of the Executive's employment otherwise than as expressly permitted by, and in compliance with all conditions and procedures of, this Agreement;

                 (vii) the Corporation shall fail to comply with the provisions of Section 17 or Section 23(a) hereof; or

            (r) "Maximum Bonus" shall have the meaning set forth in Section 6 hereof.

            (s) "Old Leslie Fay" shall have the meaning set forth in the Recitals.

            (t) "Prior Employment Agreement" shall have the meaning set forth in the Recitals.

            (u) "RONA Net Assets" shall mean at the time of any calculation, the difference between total assets of the Corporation and its consolidated subsidiaries exclusive of unrestricted cash and cash equivalents less (i) total interest free liabilities of the Corporation and its consolidated subsidiaries and (ii) the after tax cash gain on assets which have been disposed of other than in the ordinary course of business, as determined pursuant to generally accepted accounting principles in effect in the United States of America from time to time.

            (v) "Section 7 Bonus" shall mean, for any Fiscal Year during the Term, the bonus payable to the Executive determined in accordance with Section 7 hereof.

            (w) "Term" shall have the meaning set forth in Section 3 hereof.

         2. Employment. The Corporation shall continue to employ the Executive, and the Executive shall continue to serve the Corporation, upon the terms and conditions hereinafter set forth.

         3. Term of Employment. Subject to the terms and conditions hereinafter set forth, the term of the Executive's employment hereunder shall commence as of the Effective Date and shall continue until December 31, 2005, unless earlier terminated pursuant to the provisions of Sections 10, 11, 12 or 13 hereof (the "Term").

         4. Duties and Extent of Services.
         ---------------------------------

            (a) Chairman of the Board. During the Term, the Executive shall serve as Chairman of the Board of the Corporation faithfully and to the best of his ability, and shall devote substantially all of his business time, energy and skill to such employment, it being understood and agreed that the Executive may serve on the boards of directors or equivalent governing bodies of other business corporations or other business organizations; provided, however, that
(i) such other corporations or other organizations are not in direct competition with the Corporation and/or its subsidiaries and (ii) such service does not materially interfere with the performance by the Executive of his duties hereunder. The Executive shall be invested with the duties and authority that are customarily delegated to a Chairman of the Board of a public corporation and shall devote substantial time to obtaining suitable acquisitions for the Corporation and maintaining its relationship with key customers. The Executive shall report to and be subject to the direction of the Board of Directors of the Corporation.

            (b) Board Membership. Although it is understood that the right to elect directors of the Corporation is by law vested in the stockholders of the Corporation, the Executive shall serve as Chairman of the Board and of the Executive Committee of the Board (if any).

         5.  Base  Salary.  During  the  Term,  the  Corporation  shall  pay the
Executive a base salary ("Base Salary") of Five Hundred Thousand Dollars ($500,000), or such higher amount as the Board may from time to time determine, payable in accordance with the Corporation's customary practice.

         6. Incentive Compensation.
         --------------------------

            (a) Amount. The Corporation shall create an annual cash bonus pool ("Cash Bonus Pool") for payments to the Corporation Senior Managers calculated as follows:

                 (x) EBITAB for such Fiscal Year, less

                 (y) twenty percent (20%) of the average monthly RONA Net Assets for such Fiscal Year times

                 (z) twenty-five percent (25%)

provided, however, that the financial aspects of the acquisition or disposition of a business shall not be considered in calculating the Cash Bonus Pool in the Fiscal Year in which any such acquisition is made.

            The amount of the Cash Bonus Pool for any Fiscal Year only a part of which is within the Term shall be equal to the amount of the Cash Bonus Pool that would have been payable for such Fiscal Year had it been entirely within the Term, times a fraction, the numerator of which is the number of days of such Fiscal Year occurring during the Term, and the denominator of which is three hundred and sixty-five (365).

            The Executive shall be entitled to receive no less than 22% of the Cash Bonus Pool for any Fiscal Year during the Term (or portion thereof, if applicable), the actual percentage to be determined after the end of each Fiscal Year by the Compensation Committee of the Board of Directors of the Corporation (the "Maximum Bonus") calculated as follows: an amount equal to 60% of the Maximum Bonus automatically; an amount up to 40% of the Maximum Bonus if specific measurable objectives established by the Compensation Committee of the Board of Directors of the Corporation and communicated to the Executive prior to the beginning of the second quarter of such Fiscal Year are met.

            (b) Time of Payment. The Cash Bonus Pool for any Fiscal Year during the Term shall be determined after the close of such Fiscal Year as promptly as practicable after completion of the Corporation's audited financial statements for such Fiscal Year. If any payment is required to be made under Sections 10, 11, 12 or 13 hereof on the basis of the Cash Bonus Pool for any Fiscal Year, and the Cash Bonus Pool for such Fiscal Year cannot be determined until after the time that such payment is otherwise required to be made, then the payment of that amount which is based upon the determination of the Cash Bonus Pool for such

Fiscal Year shall be deferred until after such time as the determination of the Cash Bonus Pool for such Fiscal Year can reasonably be made, and such payment shall be made as soon thereafter as practicable.

         7. Bonuses. In addition to any amounts payable pursuant to Section 6 hereof, if the Executive is employed by the Corporation on the last day of a Fiscal Year during the Term, the Corporation shall pay the Executive a bonus on April 1 of the following Fiscal Year in the following amount: $37,500 on April 1, 2001, $150,000 on each of April 1, 2002 and 2003 and $410,000 on each of
April 1, 2004, 2005 and 2006.

         8. Employee Benefits.
         ---------------------

            (a) During the Term, the Corporation shall make available to the Executive coverage and/or benefits under any and all medical insurance, life insurance, long-term disability insurance and pension plans and other employee benefit plans of the Corporation to the extent generally made available to senior executives of the Corporation from time to time.

            (b) During the Term, the Corporation shall make available to members of the Executive's immediate family coverage and/or benefits under any and all medical insurance, life insurance and disability insurance plans of the Corporation to the extent generally made available to members of the immediate family of other senior executives of the Corporation from time to time.

            (c) During the Term the Corporation shall provide the Executive with
(i) $1,000,000 of life insurance in addition to that provided under Section 8(a) hereof and (ii) the services of an automobile selected by him and a driver for his use.

            (d) The Executive shall be entitled to paid vacations (taken consecutively or in segments), in accordance with the standard vacation policy of the Corporation for senior executives, but in no event less than four (4) weeks each calendar year during the Term. Such vacations shall be taken at times consistent with the effective discharge of the Executive's duties.

            (e) During the Term, the Executive shall be accorded office facilities and secretarial assistance commensurate with his position as Chairman of the Board of the Corporation and adequate for the performance of his duties hereunder.

         9.  Consulting  Fee.  In the event that the  Executive  ceases to be an employee of the Corporation for any reason, the Corporation will pay the Executive a consulting fee in the following amounts on the following dates:
$37,500 on April 1, 2001,  $150,000 on each of April 1, 2002 and 2003,  $410,000 on April 1, 2004,  2005 and 2006 and $150,000 on each of April 1, 2007 and 2008.
No consulting fee shall be paid on any date on which a Section 7 Bonus is paid to Executive. The parties recognize and acknowledge that in consideration for such consulting fee the Executive would render consulting services to the Board of Directors of the Corporation at such times and locations as are mutually convenient to the Corporation and the Executive. Executive's obligations to provide such services shall not limit his ability to provide services to, or act as an employee of, any other enterprise, subject to the provisions of Sections 14 and 15 hereof. The amounts provided in this Section 9 as such consulting fees shall continue to be paid in the event of the death of the Executive or in the event that the Executive has become Disabled (whether death or Disability results in termination of employment or occurs thereafter) as termination payments which the Corporation acknowledges are reasonable.

         10. Termination--Death or Disability.
         -------------------------------------

            (a) In the event of the termination of the Executive's employment because of the death of the Executive during the Term, the Corporation shall pay to any one or more beneficiaries designated by the Executive pursuant to notice to the Corporation, or, failing such designation, to the Executive's estate, (i) the unpaid Base Salary owing to the Executive through the end of the month of his death and (ii) any unpaid Bonus for any completed Fiscal Year preceding the death of the Executive, each in a lump sum within five (5) business days after his death, (iii) a Bonus for the Fiscal Year in which such termination occurs, equal to the Bonus (if any) that would have been paid for such Fiscal Year pursuant to Section 6 hereof if no such termination had occurred, times a fraction, the numerator of which is the number of months in such Fiscal Year (but not in excess of twelve (12)) through the end of the month in which such termination occurs, and the denominator of which is twelve (12) and (iv) any unpaid Section 7 Bonus. The Corporation shall also promptly reimburse any unpaid amounts due under Section 16 hereof as of the date of termination.

            (b) In the event that the Executive has become Disabled, the Corporation shall have the right to terminate the Executive's employment hereunder by giving him written notice of such termination. Upon receipt of such notice, the Executive's employment hereunder shall terminate. In the event of such termination, the Corporation shall pay to the Executive (i) the unpaid Base Salary owing to the Executive through the end of the month of such termination and (ii) any unpaid Bonus for any completed Fiscal Year preceding such termination, each in a lump sum within five (5) business days after such termination, (iii) a Bonus for the Fiscal Year in which such termination occurs, equal to the Bonus (if any) that would have been paid for such Fiscal Year pursuant to Section 6 hereof if no such termination had occurred, times a fraction, the numerator of which is the number of months in such Fiscal Year (but not in excess of twelve (12)) through the end of the month in which such termination occurs, and the denominator of which is twelve (12) and (iv) any unpaid Section 7 Bonus. The Corporation shall also promptly reimburse any unpaid amounts due under Section 16 hereof as of the date of termination.

         11. Termination for Cause by Corporation.
         -----------------------------------------

            (a) The Executive's employment hereunder may be terminated by the Corporation for Cause upon compliance with the provisions of Section 11(b) hereof. In the event that Executive's employment hereunder shall validly be terminated by the Corporation for Cause pursuant to this Section 11, the Corporation shall (i) promptly pay (x) the unpaid Base Salary owing to the Executive to the date of termination and (y) any unpaid Bonus for any completed Fiscal Year preceding such termination, (ii) pay in accordance with Section 7 hereof any unpaid Section 7 Bonus and (iii) promptly reimburse any unpaid amounts due under Section 16 hereof as of the date of termination. Thereafter the Corporation shall have no further obligations under this Agreement except under Section 9 hereof. Upon termination of the Executive's employment hereunder for Cause, the Executive shall nonetheless remain bound by the obligations provided for in Sections 14 and 15 hereof.

            (b) Termination for Cause shall be effected only by action of a majority of the Board then in office (excluding the Executive) at a meeting duly called and held upon at least ten (10) days' prior written notice to the Executive specifying the particulars of the action or inaction alleged to constitute "Cause" (and at which meeting the Executive and his counsel were entitled to be present and given reasonable opportunity to be heard).

         12. Termination for Good Reason by the Executive.
         -------------------------------------------------

            (a) Termination by Executive for Good Reason. The Executive's employment hereunder may be terminated by the Executive for Good Reason by providing written notice to the Corporation to such effect (such termination to be effective on the date specified in such notice, which date shall not be more than sixty (60) days nor less than thirty (30) days after the date of such notice).

            (b) Severance. If at any time the Executive terminates his employment for Good Reason, then, in lieu of any other amounts that might otherwise be payable hereunder (other than the consulting fee referred to in Section 9 hereof), the Corporation shall promptly pay to the Executive (i) all unpaid Base Salary owing to the Executive to the date of termination, (ii) any unpaid Bonus for any completed Fiscal Year preceding such termination and (iii) an amount equal to the Base Salary in effect on the date of termination plus an amount equal to the Bonus, if any, which would have been payable to the Executive in respect of the Fiscal Year in which such termination occurs times the number of calendar months between the effective date of termination and the date on which the Term would have expired but for such termination, but in no event greater than twenty-four (24). The Corporation shall also promptly reimburse any unpaid amounts due under Section 16 hereof as of the date of termination and shall pay in accordance with Section 7 hereof any unpaid Section 7 Bonus.

         13. Early Termination. The Corporation and the Executive shall each have the right, on not less than ninety (90) and not more than one hundred twenty (120) days' notice, by action of the Board in the case of termination by the Corporation, to terminate the Executive's employment, without Cause or Good Reason, as the case may be, effective at the end of each Fiscal Year during the Term. In the event that the employment of the Executive is so terminated, the Corporation shall pay to the Executive (i) all unpaid Base Salary owing to the Executive to the date of termination, (ii) any unpaid Bonus for any completed Fiscal Year to the date of termination and (iii) an amount equal to the Base Salary in effect on the date of termination times the number of calendar months between the effective date of termination and the date on which the Term would have expired but for such termination, but in no event greater than twenty-four
(24). The amount provided for in this Section 13 shall be paid promptly after the end of the Fiscal Year in which the termination occurs. The Corporation shall also promptly reimburse any unpaid amounts due under Section 16 hereof as of the date of termination and shall pay in accordance with Section 7 hereof any unpaid Section 7 Bonus.

         14. Confidential Information. In addition to any other continuing confidentiality obligation the Executive may have to the Corporation, and until the end of the original Term, the Executive shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, any and all confidential information relating to the Corporation and its subsidiaries, including, without limitation, customer lists, financial plans or projections, pricing policies, marketing plans or strategies, business acquisition or divestiture plans, new personnel acquisition plans, designs, and, except in connection with the performance of his duties hereunder, the Executive shall not disclose any such information to anyone outside the Corporation and any of its subsidiaries, except as required by law (provided, to the extent practicable, prior written notice thereof is given by the Executive to the Corporation) or except with the Corporation's prior consent, unless such information is known generally to the public or the trade through sources other than the Executive's unauthorized disclosure.

         15. Competitive Activity. The Executive hereby agrees that, during his employment hereunder, and, following a termination of his employment, for the balance of the original Term (if any) or two (2) years, if shorter, the Executive shall not, without the prior consent of the Board (i) directly or indirectly, engage or be interested in (as owner, partner, shareholder, employee, director, officer, agent, consultant or otherwise), with or without compensation, any business wherever located in the world engaged in the manufacture, distribution, design, marketing or sale of women's apparel, if such business is a material competitor of the Corporation, or (ii) induce or attempt to persuade any employee of the Corporation or of any subsidiary of the Corporation, or any person who was employed by the Corporation or any subsidiary of the Corporation within the preceding six months, to leave the employ of the Corporation or any subsidiary of the Corporation. The provisions of clause (i) of the preceding sentence shall not apply in the case of a termination by the Executive for Good Reason or by the

Corporation without Cause. Nothing in this Section 15 shall prohibit the Executive from acquiring or holding not more than five percent (5%) of any class of publicly traded securities of any business.

         16. Expenses. The Corporation shall reimburse the Executive for all reasonable expenses incurred by the Executive in the performance of the Executive's duties hereunder; provided, however, that, in connection with such reimbursement, the Executive shall account to the Corporation for such expenses in the manner customarily prescribed by the Corporation for its senior executives.

         17. Directors' and Officers' Insurance; Indemnification. The Executive shall be provided with directors' and officers' insurance in connection with his employment hereunder and service as a Director as contemplated hereby with such coverage (including with respect to unpaid wages and taxes not remitted when done) as shall be reasonably satisfactory to the Executive and with aggregate limits of liability for all covered officers and directors of not less than Thirty-Five Million Dollars ($35,000,000), and the Corporation shall maintain such insurance in effect for the period of the Executive's employment hereunder and for not less than five (5) years thereafter; provided, however, that, in the event that the Corporation shall not have any publicly traded securities, the Corporation may reduce the aggregate limits of liability for subsequent occurrences for all covered officers and directors to Five Million Dollars ($5,000,000); and further provided, that in the event that the Corporation shall not obtain such insurance (as applicable), it shall provide or cause the Executive to be provided with indemnity (or a combination of indemnity and directors' and officers' insurance) in connection with his employment hereunder with substantially equivalent coverage and amounts, and the Corporation shall maintain such indemnity (or combination of indemnity and directors' and officers' insurance) or cause such indemnity (or such combination) to be maintained for the period of the Executive's employment hereunder and for not less than five (5) years thereafter.

         18. No Duty to Mitigate. The Executive shall have no duty to mitigate the severance amounts or any other amounts payable to the Executive hereunder, and such amounts shall not be subject to reduction for any compensation received by the Executive from employment in any capacity or other source following the termination of Executive's employment with the Corporation and its subsidiaries.

         19. Agreement with Three Cities. The Executive, Three Cities Fund II, L.P. and Three Cities Offshore II C.V. have entered into an agreement in the form annexed hereto as Exhibit A.

         20. Amendments; No Waiver. This Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. No failure on the part of either party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any partial exercise of any right hereunder preclude any further exercise thereof.

         21. Survival of Provisions. The provisions of Sections 7, 9, 14, 15, 27, 29 and 30(a) shall survive the termination or expiration of this Agreement as provided therein. Such provisions are unique and extraordinary, which give them a value peculiar to the Corporation and/or the Executive, as the case may be, and cannot be reasonably or adequately compensated in damages for its loss and any breach by either party of such provisions shall cause the other irreparable injury and damage. Therefore, the Corporation and Executive, in addition to all other remedies available to them, shall be entitled to injunctive and other available equitable relief in any court of competent jurisdiction to prevent or otherwise restrain a breach of such provisions for the purposes of enforcing such provisions.

         22. Withholding. The Corporation shall be entitled to withhold from any and all amounts payable to the Executive hereunder such amounts as may from time to time be required to be withheld pursuant to applicable tax laws and regulations.

         23. Succession, Assignability and Binding Effect.

            (a) The Corporation will require any successor or successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such agreement prior to the effectiveness of any such succession shall constitute Good Reason for resignation by the Executive.

            (b) This Agreement shall inure to the benefit of and shall be binding upon the Corporation and its successors and permitted assigns and upon the Executive and his heirs, executors, legal representatives, successors and permitted assigns; provided, however, that neither party may assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any of its or his rights hereunder without the prior written consent of the other party, and any such attempted assignment, transfer, pledge, encumbrance, hypothecation or other disposition without such consent shall be null and void and without effect.

         24. Headings. The paragraph headings contained herein are included solely for convenience of reference and shall not control or affect the meaning or interpretation of any of the provisions of this Agreement.

         25. Notices. Any notices or other communications hereunder by either party shall be in writing and shall be deemed to have been duly given if delivered personally to the other party or, if sent by registered or certified mail, upon receipt, to the other party at his or its address set forth at the beginning of this Agreement or at such other address as such other party may designate in conformity with the foregoing.

         26. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles thereof relating to the conflict of laws.

         27. Legal Fees and Expenses. In order to induce the Executive to enter into this Agreement and to provide the Executive with reasonable assurance that the purposes of this Agreement shall not be frustrated by the cost of its enforcement, the Corporation shall pay and be solely responsible for any attorneys' fees and expenses and court costs incurred by the Executive in connection with the negotiation of this Agreement and as a result of the failure by the Corporation to perform this Agreement or any provision hereof to be performed by it or in connection with any action which may be brought, by or in the name or for the benefit of the Corporation or any subsidiary contesting the validity or enforceability of this Agreement or any provision hereof to be performed by the Corporation, which action shall have been dismissed by a final, nonappealable court order.

         28. Opportunity to Review. The Executive acknowledged that he has been given the opportunity to discuss this Agreement, including Section 29, with his private legal counsel and has availed himself of that opportunity to the extent he wishes to do so.

         29. Arbitration.
         ----------------

            (a) Disputes Subject to Arbitration. In the event that the Corporation terminates the Executive's employment on the grounds set forth in clause (iii) of the definition of "Cause", the Corporation and the Executive mutually consent to the resolution by arbitration of any dispute between the Corporation and the Executive as to whether such Cause has occurred (a "Dispute"). Unless the Corporation and the Executive otherwise agree, no other disputes, issues, claims or controversies arising out of the Executive's employment (or its termination), or any other matter whatsoever, shall be submitted to or resolved by arbitration.

            (b) Arbitration Procedures.
            ---------------------------

                  (i) The Corporation and the Executive agree that, except as provided in this Agreement, any arbitration shall be in accordance with the then current Model Employment Arbitration Procedures of the AAA before an arbitrator who is licensed to practice law in the state in which the arbitration is convened (the "Arbitrator"). The arbitration shall take place in or near the city in which the Executive is or was last employed by the Corporation.

                  (ii) Upon designation as a Dispute, the AAA shall give each party a list of eleven (11) arbitrators drawn from its panel of labor and employment arbitrators. The Corporation and the Executive may strike all names on the list which it or he deems unacceptable. If only one common name remains on the lists of both parties, said individual shall be designated as the Arbitrator. If more than one common name remains on the lists of both parties, the parties shall strike names alternatively until only one remains. If no common name remains on the lists of both parties, the AAA shall furnish an additional list and the parties shall alternate striking names on such second list until an arbitrator is selected.

                  (iii) The Arbitrator shall apply the law of the State of New York applicable to contracts made and to be performed wholly in that state (without giving effect to the principles thereof relating to conflicts of law). The Federal Rules of Evidence shall apply. The Arbitrator, and not any federal, state or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability or formation of the term "Cause". The Arbitrator shall render a decision within thirty (30) days of the date upon which the Arbitrator is selected pursuant to Section 29(b)(ii), which decision shall be final and binding upon the parties. In the event that the Arbitrator decides that Material Insubordination has (x) occurred, then the Executive's employment shall be deemed to have been terminated for Cause pursuant to Section 11(a) hereof or (y) not occurred, then the Executive's employment shall be deemed to have been terminated without Cause pursuant to Section 13 hereof.

                  (iv) The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold prehearing conferences by telephone or in person as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.

                  (v) Either party, at his its expense, may arrange for and pay the costs of a court reporter to provide a stenographic report of proceedings.

                  (vi) Either party, upon request at the close of hearing, shall be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the Arbitrator.

                  (vii) Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Section 29. Except as otherwise provided in this Section 29, both the Corporation and the Executive agree that neither such party shall initiate or prosecute any lawsuit or administrative action in any way related to any Dispute covered by this Section 29.

                  (viii) The Arbitrator shall render an opinion in the form typically rendered in labor arbitrations.

            (c) Arbitration Fees and Costs. The Corporation and the Executive shall equally share the fees and costs of the Arbitrator. Each party shall deposit funds or post other appropriate security for his or its share of the Arbitrator's fee, in an amount and manner determined by the Arbitrator, ten (10) days before the first day of hearing. Each party shall pay for his or its own costs and attorneys' fees, if any. However, if any party prevails on a statutory claim that affords the prevailing party attorneys' fees, the Arbitrator may award reasonable fees to the prevailing party.

            (d) Law Governing. The parties agree that the arbitration provisions set forth in this Section 29 shall be governed by the Federal Arbitration Act, 9 U.S.C.ss.ss. 1-16, ("FAA"). The parties further agree that all Disputes, whether arising under state or federal law, shall be subject to the FAA, notwithstanding any state or local laws to the contrary.

         30. Other Matters.

            (a) Health Insurance. So long as the annual cost thereof does not exceed Twenty Thousand Dollars ($20,000), and unless the employment of the Executive shall be terminated by the Corporation for Cause or by the Executive without Good Reason, the Corporation shall continue in effect, for the rest of the Executive's life, the health insurance provided for the Executive as of the Effective Date.

            (b) Prior Employment Agreement. The Prior Employment Agreement is hereby terminated as of the Effective Date, except that the provisions of
Section 26(b) of such employment agreement in respect of the Executive's employment contract with Old Leslie Fay shall survive and except that such termination shall not affect the right of Executive to receive any accrued but unpaid Base Salary and any other accrued but unpaid amounts under Section 6 thereof as of the date of termination.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

                                                THE LESLIE FAY COMPANY, INC.



                                                By: /s/ John A. Ward
                                                   -----------------------------
                                                   Name:  John A. Ward
                                                   Title: President


                                                   /s/ John J. Pomerantz
                                                   -----------------------------
                                                   John J. Pomerantz
                                                   Executive